Exhibit 10.5

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     This AMENDMENT NO. 1 (the “Amendment”) to the Rights Agreement (the “Agreement”) entered into as of September 8, 2006, by and between SYNOVICS PHARMACEUTICALS, INC., a Nevada corporation (the “Company”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY (the “Rights Agent”), is entered into as of May 9, 2008.

RECITALS

     WHEREAS, Section 27 of the Agreement provides that the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Agreement without the approval of any holders of the Rights, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent;

     WHEREAS, the Company desires to enter into certain agreements with Maneesh Pharmaceuticals Ltd., Svizera Holdings BV (“Svizera”) and their respective Affiliates (collectively, “Maneesh”) pursuant to which Maneesh, through Svizera, shall invest capital into the Company (the “Maneesh Investment”);

     WHEREAS, the Company desires to enter into certain agreements with Harcharan Singh, 2133820 Ontario, Inc. (“Ontario”) and their respective Affiliates (collectively, “Singh”) pursuant to which Singh, through Ontario, shall invest capital into the Company (the “Singh Investment”);

      WHEREAS, in connection with the Maneesh Investment and Singh Investment, Maneesh together with Ronald H. Lane, Ph.D. (“Lane”), RH Lane Limited Partnership, Harcharan Singh, 2133820 Ontario, Inc., Maneesh Pharmaceuticals Ltd., Svizera Holdings BV, Vinay Sapte, Axiom Capital Management LLC (“Axiom”) and Indigo Securities LLC (“Indigo”) are parties to a Voting Agreement dated as of the date hereof (the “Voting Agreement”).

     WHEREAS, the Company desires to amend the Agreement in the manner set forth in this Amendment to provide that Maneesh, Singh and any of the other parties to the Voting Agreement and their Affiliates or Associates will not, as a result of the transactions described in Annex A hereto, be deemed an Acquiring Person pursuant to the Agreement, and the Company’s Board of Directors has approved such amendment; and

     WHEREAS, pursuant to Section 27 of the Agreement, the Company has delivered to the Rights Agent a certificate signed by the President and Chief Executive Officer of the Company certifying that the proposed amendment to the Agreement is in compliance with the terms of Section 27 of the Agreement.

AGREEMENT

     NOW, THEREFORE, in consideration of the benefits described in the Recitals hereto and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	Except as otherwise defined herein, capitalized terms used but not defined herein shall have the respective meanings given to them in the Agreement.

2.

Section 1(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall become, at any time after the date of this Rights Agreement (whether or not such status continues for any period), the Beneficial Owner of shares of Common Stock representing 20% or more of the Common Stock then outstanding, other than as a result of a Permitted Offer, or any Person who or which, on the date hereof, together with all Affiliates and Associates of such Person, owns in excess of 20% or more of the Common Stock outstanding as of the date hereof, who or which becomes, at any time after the date hereof (whether or not such status continues for any period), the Beneficial Owner of additional shares of Common Stock representing 1% or more of the Common Stock then outstanding above that number of shares of Common Stock of which such Person, together with all Affiliates and Associates of such Person, was the Beneficial Owner on the date hereof, other than as a result of a Permitted Offer. Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include (i) the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or any Subsidiary of the Company, or (ii) any Person, which together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 20% or more of the then outstanding Common Stock as a result of the acquisition of shares of Common Stock directly from the Company following the date hereof (provided, however, that if, after such acquisition, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional shares of Common Stock in an acquisition not made directly from the Company, then such Person shall be deemed an Acquiring Person), or (iii) any Person, which together with all Affiliates and Associates of such Person, owns in excess of 20% or more of the Common Stock outstanding as of the date hereof, shall become the Beneficial Owner of an additional 1% or more of the then outstanding Common Stock as a result of the acquisition of shares of Common Stock directly from the Company following the date hereof (provided, however, that if, after such acquisition, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional shares of Common Stock in an acquisition not made directly from the Company, then such Person shall be deemed an Acquiring Person) and (B) no Person shall be deemed to be an "Acquiring Person" either (X) as a result of the acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; except that if (i) a Person would become an Acquiring Person (but for the operation of this subclause (X)) as a result of the acquisition of shares of Common Stock by the

Company, and (ii) after such share acquisition by the Company, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed an Acquiring Person, or (Y) if (x) (i) such Person, or an Affiliate or Associate of such Person inadvertently becomes the Beneficial Owner of 20% or more of the outstanding Common Stock, (ii) within eight days thereafter such Person notifies the Board of Directors that such Person did so inadvertently, and (iii) within two days after such notification, such Person is the Beneficial Owner of less than 20% of the outstanding Common Stock, or (y) (i) such Person, together with all Affiliates and Associates of such Person, that owns in excess of 20% or more of the Common Stock outstanding as of the date hereof, shall inadvertently become the Beneficial Owner of an additional 1% or more of the then outstanding Common Stock, (ii) within eight days thereafter such Person notifies the Board of Directors that such Person did so inadvertently, and (iii) within two days after such notification, such Person is the Beneficial Owner of less than that number of share of Common Stock held as of the date hereof plus 1% of the then outstanding Common Stock.

Notwithstanding the foregoing, neither Maneesh, Lane, Singh, Axiom, Indigo nor any Affiliate or Associate thereof shall be deemed to be an Acquiring Person for purposes of this Agreement, but only to the extent that Maneesh, Lane, Singh, Axiom and Indigo and any of their Affiliates and Associates (i) Beneficially Own shares of the Company’s Common Stock as of May 9, 2008 that have been publicly disclosed pursuant to beneficial ownership reports under Section 13 of the Exchange Act, (ii) acquire additional shares of the Company’s Common Stock in the transactions described in Annex A hereto, (iii) Beneficially Own shares of the Company’s Common Stock pursuant to or arising out of the Voting Agreement. In the event that Maneesh, Lane, Singh, Axiom, Indigo or any Affiliate or Associate thereof shall hold any additional shares of the Company’s Common Stock other than as contemplated by the preceding sentence and such holdings, together with all other holdings of the Company’s Common Stock shall exceed the limitations set forth in the preceding paragraph, then Maneesh, Lane, Singh, Axiom, Indigo or their respective Affiliates or Associates, as the case may be, shall be deemed an Acquiring Person under this Agreement.

3.

This Amendment shall be deemed to be a contract made under the laws of the state of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

4.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.	Except as otherwise expressly modified by this Amendment, all provisions of the Agreement shall continue in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Rights Agreement to be duly executed and attested, all as of the day and year first written above.

ATTEST:		SYNOVICS PHARMACEUTICALS, INC.

By:		By:
	Name:	Name: Ronald H. Lane, Ph.D.
	Title: Assistant Secretary	Title: Chairman of the Board of Directors,
President, and Chief Executive
Officer

ATTEST:		CONTINENTAL STOCK TRANSFER &
TRUST COMPANY

By:		By:
	Name:	Name:
	Title: Assistant Secretary	Title:

ANNEX A

Notice of Election with respect to the Convertible Promissory Note of Kirk Pharmaceuticals, LLC dated April 3, 2008 issued to Svizera Holdings BV.

Notice of Election with respect to the Convertible Promissory Note of Kirk Pharmaceuticals, LLC dated April 3, 2008 issued to 2133820 Ontario, Inc.

Subscription Agreement of Svizera Holdings BV dated May 9, 2008.

Subscription Agreement of 2133820 Ontario, Inc. dated May 9, 2008.

Conversion of Ronald Lane’s $100,000 of deferred compensation into 200 shares of Series C Preferred Stock and warrants to acquire 100,000 shares of common stock of Synovics Pharmaceuticals, Inc.

Registration Rights Agreement, dated as of May 9, 2008, by and among Synovics Pharmaceuticals, Inc., Axiom Capital Management, Inc. and the investors named therein.

Side Letter dated May 9, 2008 between Synovics Pharmaceuticals Inc. and Svizera Holdings BV.

Voting Agreement dated as of May 9, 2008 between Ronald H. Lane, Ph.D., RH Lane Limited Partnership, Harcharan Singh, 2133820 Ontario, Inc., Maneesh Pharmaceuticals Ltd., Svizera Holdings BV, Vinay Sapte, Axiom Capital Management LLC and Indigo Securities LLC.